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Exhibit 10.6

TRANZYME, INC.
2001 EMPLOYEE STOCK OPTION PLAN

Adopted August 14, 2001
Approved by Shareholders August 14, 2001

1.     PURPOSES

        The purposes of the Tranzyme, Inc. 2001 Employee Stock Option Plan are (i) to align the interests of the Company's shareholders and recipients of Options under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success and (ii) to advance the interests of the Company by attracting well-qualified persons by providing such persons with performance-related incentives.

2.     DEFINITIONS

        For purposes of the Plan, the following terms shall have the following meanings:

        "Affiliate" shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        "Board" shall mean the Board of Directors of the Company or a Committee appointed by the Board of Directors of the Company.

        "Change in Control" shall mean (a) the acquisition of power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Common Stock, by contract or otherwise, (b) the acquisition of Common Stock which results in, directly or indirectly, the power to vote more than 50% of the outstanding Common Stock by any person or by two or more persons acting together, or (c) the election of the Company's Board of Directors, without the recommendation of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office. For purposes of this definition, (i) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (ii) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Common Stock shall be disregarded.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

        "Committee" shall mean the members of the Board, or a committee appointed by the Board to administer this Plan (including an "Outside Committee" as defined in Section 6.3), such committee to at all times consist of two or more members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine.

        "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

        "Company" shall mean Tranzyme, Inc., a Delaware corporation, and its Affiliates.

        "Continuous Service" shall mean the absence of any disruption or termination of a Participant's service with the Company as an Eligible Person. Service shall not be considered interrupted in the case of (i) a change in the Participant's capacity as an Eligible Person or entity in which the Participant renders service, so long as such entity is an Affiliate or (ii) transfers between payroll locations of the Company or successor. The Board of directors in its discretion shall determine the effect of sick leave, military leave, or other leave of absence approved by the Company.

        "Disability" shall mean permanent and total disability as generally determined by the Company.

        "Eligible Person" shall mean any Person eligible to participate in the Plan pursuant to Section 3 of the Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the fair market value of a share of Common Stock as determined in good faith by the Board, using such methodology as it in its sole discretion may deem appropriate, or, if at any time the Common Stock is publicly traded on any exchange or any over-the-counter market, the closing sales price for such stock (or closing bid if no sales were reported) as quoted on such exchange or market on the last market trading day prior to the date of determination as reported by the Wall Street Journal, or such other source as the Board deems reliable.

        "ISO" shall mean an Option granted under this Plan to purchase Common Stock which is intended by the Company to satisfy the requirements of Code Section 422.

        "Non-ISO" shall mean an Option granted under this Plan to purchase Common Stock which is not intended by the Company to satisfy the requirements of Code Section 422.

        "Option" shall mean an ISO or a Non-ISO granted pursuant to Section 7 hereof.

        "Participant" shall mean any Person to whom an Option has been granted pursuant to this plan, or if applicable, such other person who holds an outstanding option.

        "Plan" shall mean this Tranzyme, Inc. 2001 Employee Stock Option Plan, as amended from time to time.

        "Retirement" shall mean attaining age 65 unless otherwise provided by a written agreement between the Participant and the Company or termination of employment under the terms of the Company's then current retirement policy.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any successor to such rule.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Ten Percent Shareholder" shall mean any Person who, immediately prior to the time an Option is granted to such Person pursuant to the Plan, directly or indirectly owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. For purposes of this Plan, an individual shall be treated as owning any Common Stock which is owned by such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned directly or indirectly by or for a corporation, partnership, trust or estate shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock available for purchase pursuant to an Option, however, shall not be treated as owned for purposes of this paragraph.

3.     ELIGIBILITY AND PARTICIPATION

        Employees of the Company who, in the judgment of the Board, are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Options under the Plan. Participants shall be selected from time to time by the Board, in its sole discretion, from among those eligible.

4.     SHARES AVAILABLE

        4.1    Number; Limitations.    The total number of shares of Common Stock subject to issuance under the Plan may not exceed 1,000,000 subject to adjustment as provided by Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of

Common Stock or treasury Common Stock not reserved for any other purpose. The Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. No fractional shares shall be issued under the Plan, nor shall any cash in lieu of fractional shares be paid.

        4.2    Unused Stock.    In the event any shares of Common Stock are subject to an Option which, for any reason, expires, terminates or, with the consent of the Participant, is canceled as to such shares, such Common Stock may again be made available for issuance under the Plan.

        4.3    Adjustment Provisions.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the number and class of shares available under the Plan, the number and class of shares subject to each outstanding Option and the purchase price per share, and the number and class of shares subject to each other outstanding Option shall be appropriately adjusted by the Committee, such adjustments to be made without a change in the aggregate purchase price or reference price set forth in the agreements or other documents describing such Options.

5.     EFFECTIVE DATE

        The effective date of this Plan shall be the date it is adopted by the Board, if applicable, provided that the shareholders of the Company shall approve this Plan in accordance with Rule 16b-3, if applicable, and, to the extent this Plan provides for the issuance of ISOs, the shareholders of the Company shall approve those portions of this Plan related to the granting of ISOs within twelve (12) months after the date of adoption. If any Options are granted under the Plan before the date of such shareholder approval, such Options automatically shall be granted subject to such approval.

6.     ADMINISTRATION

        6.1    Administration and Interpretation.    This Plan shall be administered by the Board. The Board acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan. Further, the Board shall have the power to interpret this Plan and the respective agreements executed thereunder, to prescribe rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, to take such action in the administration and operation of this Plan as the Board deems equitable under the circumstances, and to make all other determinations necessary or advisable for administering the Plan. The determination of the Board on matters within its authority under the Plan shall be conclusive, and such action shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such action.

        Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons as the Board may deem advisable. In no event shall any person who is or has been a member of the Board be liable for any determination made or other action taken by him or any failure by him to act in reliance upon any such report or information, if in good faith. The members of the Board may be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time, in all events as a majority of the Board then in office may determine from time to time, as evidenced by a written resolution thereof. In addition, no member of the Board and no employee of the Company shall be liable for any act or failure to act, by any other member or other employee, or by any agent, to whom duties in connection with the administration of this Plan have been delegated, or for any act or failure to act by such member or employee, except in circumstances involving such member's or employee's bad faith, gross negligence, intentional fraud or violation of a statute.

        6.2    Options.    The Board shall have full authority, consistent with the terms of the Plan, to grant Options to Eligible Persons. In particular, and without limitation, the Board shall have the authority:

          (a)   to determine the Participants to whom Options may from time to time be granted hereunder and the number of shares of Common Stock to be covered by each Option granted hereunder;

          (b)   to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder (which need not be identical) including, but not limited to, any restriction or limitation on exercise or transfer, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof, regarding any Option and the shares of Common Stock relating thereto, based on such factors as the Board shall determine in its sole discretion;

          (c)   to modify or waive any restrictions or limitations contained in, and grant extensions to or accelerate the vesting of, any outstanding Options as long as such modifications, waivers, extensions or accelerations are consistent with the terms of this Plan.

        6.3    Compliance With Code §162(m).    In the event the Company, a "parent" or a "subsidiary" becomes a "publicly-held company" as such terms are defined for purposes of Section 162(m)(2) of the Code, the Board may establish a committee of outside directors ("Outside Committee") meeting the requirements of Code §162(m) to (i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code §162(m) and (ii) administer the Plan. In such event, the powers reserved to the Board in the Plan shall be exercised by such committee. In addition, Options granted under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code §162(m) and any applicable regulations promulgated thereunder.

        6.4    Delegation to Committee.    The Board may delegate administration of the Plan to the Committee. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

7.     OPTIONS

        7.1(a)    Grants.    Options shall be either ISOs or Non-ISOs and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The Board shall have the authority to grant to any Eligible Person one or more ISOs or Non-ISOs. With respect to Options granted under this Plan, if the Fair Market Value (determined at the date of grant) of Common Stock with respect to which ISOs may become exercisable for the first time in any calendar year by any Participant is greater than $100,000, then any such Options in excess of such amount, if any, shall constitute Non-ISOs and shall not be ISOs.

        7.2    Terms of Options.    Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem desirable:

          (a)    Exercise Price.    The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant, provided that no ISO shall have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted, and, provided further, that no ISO which is granted to a Ten Percent

  Shareholder shall have an exercise price that is less than 110% of the Fair Market Value of the Common Stock on the date such ISO is granted.

          (b)    Option Term.    The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten (10) years after the date the Option is granted, and no ISO which is granted to a Ten Percent Shareholder shall be exercisable more than five (5) years after the date the Option is granted.

          (c)    Vesting and Exercisability.    Except as provided in Sections 6 and 10 hereof, all Options granted under this Plan shall vest as provided in the Option Agreement pursuant to Section 7.3. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

          (d)    Exercisability Upon Termination.    In the event of the termination of a Participant's Continuous Service with the Company, the Participant may exercise his or her Option (to the extent exercisable on the date of termination) but only within the period of time ending upon the earlier of (i) the expiration date of the Option, (ii) the date three (3) months following such date of termination, or (iii) such longer or shorter period specified in the Option Agreement. Notwithstanding clause (iii) above, all outstanding ISOs automatically will be converted into Non-ISOs if the Option holder does not exercise the ISO (i) within three (3) months of the date of termination caused by reasons other than death or Disability, or (ii) within twelve (12) months of the date of termination caused by Disability. If the Option is not exercised within the time specified herein, the Option shall terminate.

          (e)    Method of Exercise.    An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased with the purchase price therefor to be payable in full either (A) in cash, (B) in previously owned whole shares of Common Stock (for which the holder of the Option has good title free and clear of all liens and encumbrances) with their Fair Market Value determined as of the date of exercise, (C) with respect to Non-ISOs, by authorizing the Company to retain whole shares of Common Stock which would otherwise be issuable upon exercise of the Option with their Fair Market Value determined as of the date of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent determined by the Board at the time of grant of the Option, and (ii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued until the full purchase price has been paid. The Corporation will, as soon as is reasonably possible, notify the Optionee of the amount of withholding tax, if any, that must be paid under federal, state and local law due to exercise of the Option. The Corporation shall have no obligation to deliver certificates for the shares purchased until Optionee pays to the Corporation the amount of withholding specified in the Corporation's notice in cash or in Common Stock. In the event of Non-ISOs, Optionee may direct the Corporation to withhold that number of shares of Common Stock (valued according to the procedures set forth in this section on the date of withholding) sufficient to satisfy such obligation.

        7.3    Option Agreement.    As determined by the Board on the date of grant, each Option shall be evidenced by a written option agreement and no such Option shall be valid until so evidenced ("Option Agreement"). Such agreement shall specify, among other things, the type of Option granted, the Option price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and the schedule on which such Options become exercisable.

8.     REPURCHASE; RESTRICTIONS ON TRANSFER

        8.1    Repurchase.    The Option Agreement or written employment agreement with the Company ("Employment Agreement") may provide for terms under which the Company shall have the right and option to repurchase all of the shares of Common Stock held by the Participant which were acquired pursuant to Options granted under this Plan. In addition, the Board may at any time offer to buy out an Option previously granted or shares acquired pursuant to an Option, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time such offer is made.

        8.2    Restrictions on Transfer.

          (a)   Any attempted transfer of an Option or Common Stock issued pursuant to the exercise of any Option in violation of the terms of this Plan or the Option Agreement unless waived by the Board of Directors shall be ineffective to vest any legal or beneficial interest in such Common Stock in any transferee and shall be null and void. The Participant hereby accepts any Option subject to all terms, provisions and restrictions of the Plan and the Option Agreement. No Option shall, except as otherwise specifically provided by this Plan, bylaws of the Company or, in the case of NQSOs, by the Option Agreement, be transferable in any manner other than by will or the laws of descent and distribution, and any attempt to transfer any such benefit shall be void. Notwithstanding the foregoing, the Participant may, in form acceptable to the Company, designate a third party who, in the event of death of the Participant, shall thereafter be entitled to exercise the Option. Options may only be exercised or settled during the Participant's lifetime by the Participant or his or her guardian, conservator or other legal representative. Options shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall they be subject to attachment or legal process for or against such person.

9.     TERMINATION OR AMENDMENT

        This Plan may be amended, suspended or terminated by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that no amendment shall be made without shareholder approval to the extent such approval is required by Section 422 of the Code, Rule 16b-3 or any securities exchange listing requirements. The Board may in its sole discretion submit any other amendment for shareholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Eligible Persons with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Plan and/or ISOs granted under it into compliance therewith.

        The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, rights under any Option granted before any amendment, suspension or termination of the Plan shall not be impaired by such action unless (i) the Participant consents in writing to such action or (ii) such action is pursuant to a dissolution or liquidation of the Company or a transaction described in Sections 4.3 or 10 of this Plan.

        The Board at any time, and from time to time, may amend, modify or cancel the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment modification or cancellation except as provided in clause (i) or (ii) above.

10.   CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

        10.1    Sale, Merger or Consolidation.    Unless the Option Agreement or Employment Agreement provide otherwise, in the event that the Company is a party to (i) a sale of all or substantially all of the assets of the Company other than to an Affiliate, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, outstanding Options shall be subject to the agreement of sale, merger or consolidation, which agreement may provide without the affected Participant's consent for:

          (a)   The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

          (b)   The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

          (c)   The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

          (d)   The cancellation of each outstanding Option after payment to the Participant of an amount in cash or cash equivalents equal to (i) the Fair Market Value of the Common Stock subject to such Option at the time of the sale, merger or consolidation minus (ii) the exercise price of the Common Stock subject to such Option, or

          (e)   The acceleration of vesting of Options and termination of such Options if not exercised at or prior to such event.

        A transaction shall not be subject to this Section if the sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        10.2    Change in Control.    Unless the Option Agreement or Employment Agreement provide otherwise, if there is a Change in Control of the Company, the Board thereafter shall have the right to take such action with respect to any outstanding Options as the Board deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such Options under this Plan, including entering into an agreement providing for the terms permitted by Section 10.1 in the event of a sale or merger of the Company. The Board shall have the right to take different action under this Section 10.2 with respect to different Participants or different groups of Participants, as the Board deems appropriate under the circumstances. Except for the terms permitted by Section 10.1, in no event shall the Board take any action under this Section 10.2 which would impair the value of such Options, without the affected Participant's consent.

        10.3.    Dissolution or Liquidation.    In the event of dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

11.   DURATION OF THE PLAN

        No Option shall be granted under this Plan on or after the earlier of:

          (a)   the tenth anniversary of the effective date of this Plan (as determined under Section 5 of this Plan), in which event this Plan thereafter shall continue in effect until all outstanding Options have been exercised in full and/or became fully vested or no longer are exercisable; or

          (b)   the date on which all of the Common Stock reserved under Section 4.1 of this Plan has (as a result of the exercise and/or vesting of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

        Except as provided herein, this Plan shall remain in effect until all Options granted under the Plan have been exercised or expired by reason of lapse of time.

12.   GENERAL PROVISIONS

        12.1    Unfunded Status of Plan.    This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        12.2    No Right to Option or Continuous Service.    Neither this Plan nor the grant of any Option hereunder shall give any Participant any right with respect to (i) an Option or any other rights except as evidenced by a written agreement related to an Option, or (ii) Continuous Service with the Company, nor shall this Plan or the grant of an Option hereunder be a limitation in any way on the right of the Company to terminate his or her employment or other relationship with the Company at any time.

        12.3    Use of Proceeds.    The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Plan shall be added to the Company's general funds and used for general corporate purposes.

        12.4    Other Plans.    In no event shall the value of, or income arising from, any Options under this Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by the Company, unless such plan specifically provides to the contrary.

        12.5    Section 16.    It is intended that the Plan and any Options granted to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 to the extent applicable. If any provision of the Plan or any Option grant would disqualify the Plan or such Option, or would otherwise not comply with Rule 16b-3 to the extent applicable, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

        12.6    No Restriction on Right of Company to Effect Corporate Changes.    Nothing in the Plan shall affect the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        12.7    Shareholder Rights.    A Participant shall have no rights as a shareholder with respect to any shares issued or issuable with respect to an Option until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

        12.8    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

        12.9    Construction.    Wherever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        12.10    Securities Laws.    (a) The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option has not been registered (or exempted) under the Securities Act and such other state and federal laws, rules or regulations as the Company or the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. If after reasonable efforts, the Company is unable to obtain from any regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue Common Stock pursuant to any Option, the Company shall be relieved from any liability for failure to issue such stock unless and until such authority is obtained. Nothing shall require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any Option. The Company may require a Participant, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Option for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock. To the extent required by California law, Participants who are California residents shall receive financial statements annually in the form available from the Company.

        12.11    No Adjustment.    Except as hereinbefore expressly provided, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

        12.12    Substitution.    Options may be granted under the Plan from time to time in substitution for stock awards of other corporations held by persons who become Eligible Persons as a result of a merger or consolidation of such other corporation with the Company or an Affiliate, the acquisition by the Company of all or a portion of the assets of such other corporation, or the acquisition by the Company of stock of such other corporation with the result that such other corporation becomes an Affiliate.

 FIRST AMENDMENT OF
TRANZYME, INC. 2001 EMPLOYEE STOCK OPTION PLAN
AND
TRANZYME, INC. 2001 NON-EMPLOYEE STOCK OPTION PLAN

        THIS FIRST AMENDMENT of Tranzyme, Inc. 2001 Employee Stock Option Plan and Tranzyme, Inc. 2001 Non-Employee Stock Option Plan (together, the "2001 Plan") is dated as of December 17, 2003.

        WHEREAS, the Board of Directors of Tranzyme, Inc. (the "Company") deems it to be in the best interest of the Company to amend the 2001 Plan in order to change the class of shares issuable pursuant to options granted under such 2001 Plan from Common Stock to Class B Nonvoting Common Stock.

        NOW, THEREFORE, the 2001 Plan shall be amended as follows:

          1.     The words "Common Stock" as they appear throughout the 2001 Plan, and all exhibits thereto, shall be changed to "Class B Stock".

          2.     The definition of "Common Stock" as it appears in Section 2 of the 2001 Plan shall be deleted in its entirety and the following definition substituted in lieu thereof:

            "Class B Stock" shall mean the Class B Nonvoting Common Stock, $0.001 par value per share, of the Company."

          2.     Except as herein amended, the terms and provisions of the 2001 Plan shall remain in full force and effect as originally adopted and approved.

        IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors of the Company on December 15, 2003.

TRANZYME, INC.
By:	/s/ Vipin K. Garg, Ph.D.
Name:	Vipin K. Garg, Ph.D.
Title:	President and Chief Executive Officer

 SECOND AMENDMENT OF
TRANZYME, INC. 2001 EMPLOYEE STOCK OPTION PLAN
AND
TRANZYME, INC. 2001 NON-EMPLOYEE STOCK OPTION PLAN

        THIS SECOND AMENDMENT of Tranzyme, Inc. 2001 Employee Stock Option Plan and Tranzyme, Inc. 2001 Non-Employee Stock Option Plan (together, as previously amended by the First Amendment thereto dated as of December 17, 2003, the "2001 Plans") is dated as of May 12, 2005.

        WHEREAS, the Board of Directors of Tranzyme, Inc. (the "Company") deems it to be in the best interest of the Company to further amend the 2001 Plans in order to change the class of shares issuable pursuant to options granted under such 2001 Plans from Class B Nonvoting Common Stock to Class A Voting Common Stock, par value $0.00001 per share.

        NOW, THEREFORE, the 2001 Plans shall be amended as follows:

          1.     The words "Class B Stock" as they appear throughout the 2001 Plans, and all exhibits thereto, shall be changed to "Class A Stock".

          2.     The definition of "Class B Stock" as it appears in Section 2 of the 2001 Plans shall be deleted in its entirety and the following definition substituted in lieu thereof:

            "Class A Stock" shall mean the Class A Voting Common Stock, $0.00001 par value per share, of the Company."

          2.     Except as herein amended, the terms and provisions of the 2001 Plans shall remain in full force and effect as originally adopted and approved.

        IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment was duly adopted by the Board of Directors of the Company on April 26, 2005 and is effective as of May 12, 2005.

TRANZYME, INC.
By:	/s/ Vipin K. Garg
Name:	Vipin K. Garg, Ph.D.
Title:	President and Chief Executive Officer

 FORM OF STOCK OPTION AGREEMENT
(Incentive or Non-Statutory Stock Options)
Pursuant to the Tranzyme, Inc. 2001 Employee Stock Option Plan or
2001 Non-Employee Stock Option Plan

        This STOCK OPTION AGREEMENT (this "Agreement") is made as of the    day of                        , 2010, by and between Tranzyme, Inc., a Delaware Company (the "Company"), and                                    ("Participant").

WITNESSETH:

        The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by qualified persons associated with the Company thereby providing additional incentive for them to continue in the service to the Company or its Affiliates. To that end, an Option is granted by the Board to Participant pursuant, and subject to, the Tranzyme, Inc. 2001 Employee Stock Option Plan or 2001 Non-Employee Stock Option Plan as designated in Exhibit A (the "Plan") on the terms and conditions provided herein. Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

1.     SHARES OPTIONED, OPTION PRICE, AND TIME OF EXERCISE

        Effective as of the date hereof, the Company grants to Participant, subject to the terms and provisions set forth hereinafter and in the Plan, an Option to purchase all or any part of the number of shares set forth in Exhibit A of the Common Stock of the Company at the purchase price per share set forth as the Exercise Price in Exhibit A.

        The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Participant delivers to the Company a fully executed counterpart hereof. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement.

        Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. If Participant does not purchase tire full number of shares to which he or she is entitled in any one year, he or she may purchase such shares in the next year specified in the Exercise Schedule hereto, in addition to the shares which he or she is otherwise entitled to purchase in the next year.

2.     TERMINATION OF SERVICE

        Unless an engagement letter provides otherwise, if a Participant's Continuous Service with the Company terminates for any reason, Options under the Plan must be exercised not later than three months after such termination. The Options, to the extent not previously exercised, will terminate after such period. The Board may extend the period for exercise in its sole discretion. Options may be exercised only to the extent the Options were exercisable on the date of termination, and in no event after the earlier of Expiration Date set forth in Exhibit A or ten (10) years from the date of granting thereof. If an Option is exercised after three months following termination, such Option shall not receive favorable tax treatment under Code Section 421(a), except that if additional time for exercise is permitted by the Board in the event of death or disability, such Options must be exercised within 12 months of the date of termination caused by disability to receive such tax treatment. The Board of Directors, in its sole discretion, shall have the authority to accelerate the date upon which an Option becomes exercisable.

3.     MISCELLANEOUS

  (a)
  Successor to Option Holder.    Subject to compliance with applicable federal and state securities laws, this Option may be transferred by the Participant with respect to any or all of the shares purchasable hereunder to a successor to the Participant.

  (b)
  Incorporation of the Plan.    The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

  (c)
  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND ALL APPLICABLE FEDERAL LAWS.

  (d)
  Counterparts.    This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

  (e)
  Successors or Assigns of the Company.    The terms of this Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and the executors, administrators, heirs, successors, and assigns of the Participant.

  (f)
  Notices.    If the Option is an ISO, by exercising your option the Participant agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the date of the Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option. Any notice to be given hereunder shall be in writing and shall be addressed to the Company in care of the Chief Executive Officer at 500 Beacon Parkway West, Birmingham, Alabama 35209, and any notice to be given to Participant shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three (3) days of sending such notice enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

  (g)
  Securities Laws.    By exercising an Option, the Participant agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock until the end of such period.

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        IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the date and year first written above.

Dated:	Tranzyme, Inc.,
a Delaware corporation
By:
Title:

        The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts this Option subject to all the terms and provisions of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable the Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him or her any taxes required to be withheld by the Company under federal, state, or local law as a result of his or her exercise of this Option.

Dated:	Participant:
Address:

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QuickLinks

  Exhibit 10.6
TRANZYME, INC. 2001 EMPLOYEE STOCK OPTION PLAN Adopted August 14, 2001 Approved by Shareholders August 14, 2001
FIRST AMENDMENT OF TRANZYME, INC. 2001 EMPLOYEE STOCK OPTION PLAN AND TRANZYME, INC. 2001 NON-EMPLOYEE STOCK OPTION PLAN
SECOND AMENDMENT OF TRANZYME, INC. 2001 EMPLOYEE STOCK OPTION PLAN AND TRANZYME, INC. 2001 NON-EMPLOYEE STOCK OPTION PLAN
FORM OF STOCK OPTION AGREEMENT (Incentive or Non-Statutory Stock Options) Pursuant to the Tranzyme, Inc. 2001 Employee Stock Option Plan or 2001 Non-Employee Stock Option Plan